UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2007

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Direct Financing

On May 14, 2007, registrant entered in a definitive Securities Purchase Agreement in which it agreed to sell directly to certain investors, and the investors agreed to purchase, for $3.52 per share, 4,595,094 shares of the common stock of registrant (the “Shares”), that will result in cash proceeds to registrant, before offering expenses, of approximately $16.2 million (the “Direct Financing”).  The securities being sold in the Direct Financing are being offered pursuant to a prospectus supplement to registrant’s registration statement on Form S-3 (File No. 333-134084), including a base prospectus dated May 25, 2006, registering up to $75,000,000 of registrant’s equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which registrant has filed or will file in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Closing of the Direct Financing is conditioned upon the delivery into escrow of subscription amounts in cash of at least $13,500,000 and upon the satisfaction of certain conditions, including approval by the American Stock Exchange (“AMEX”) of the listing on AMEX of the shares of common stock to be issued.

Deadline for Closing

Upon receipt of approval from AMEX for the listing of the shares of common stock to be issued and the satisfaction of the other closing conditions, the Direct Financing will close within two business days, or at such later date as is mutually acceptable to the parties, provided that under no circumstances will the Direct Financing close prior to May 22, 2007.

The parties to the Securities Purchase Agreement are not obligated to consummate the Direct Financing if AMEX does not, within 60 business days of the date of the Securities Purchase Agreement, provide approval of the listing of the shares of common stock to be issued on the AMEX.  If the Direct Financing is terminated without being completed, registrant’s shares of common stock otherwise issuable at the closing will remain as authorized and unissued common stock.

Registrant estimates the total expenses which will be payable by it for the Direct Financing will be approximately $70,000.

Item 8.01       Other Events.

On May 16, 2007, registrant issued a press release announcing the transaction described in Item 1.01. A copy of that Press Release is attached to this Report as Exhibit 99.1.

Registrant has filed, in accordance with the Securities Act, and the rules and regulations thereunder, with the SEC a registration statement on Form S-3 (File No. 333-134084), including a base prospectus dated May 25, 2006, registering up to $75,000,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which registrant has filed or will file in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  On May 16, 2007, registrant filed a prospectus supplement no. 4 dated May 14, 2007 relating to its the sale of shares of common stock in the Direct Financing, as described under Item 1.01 above.  Exhibits 4.1, 5.1 and 23.1 are attached to this Report in connection with that offering.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

4.1	Securities Purchase Agreement dated May 14, 2007 relating to the Direct Financing
5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
99.1	Press Release dated May 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer